Filed Pursuant to Rule 424(b)(3)

Registration No. 333-140240

September 2008 Performance Update

The Frontier Fund Supplement Dated October 8, 2008 to Prospectus Dated May 27, 2008

T H E    F RO N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

September performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2	September 30, 2008 MTD	September 30, 2008 YTD	NAV /Unit
Balanced Series-2	0.76%	13.99%	$127.66
Balanced Series-2a	0.70%	13.83%	$108.67
Campbell/Graham/Tiverton Series-2	1.33%	8.47%	$108.68
Currency Series-2	-6.99%	-2.75%	$107.94
Long/Short Commodity Series-2	-2.50%	5.22%	$112.78
Winton/Graham Series-2	0.64%	12.25%	$117.15
Winton Series-2	-0.77%	5.82%	$125.52
Long Only Commodity Series-2	-10.98%	-0.71%	$114.21
Managed Futures Index Series-2	-2.36%	3.63%	$108.21

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of September 30, 2008. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2008

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(99,499.36)
Unrealized trading gain/(loss)	694,891.48
Less: commissions	(29,363.74)
Less: FCM fees	(29,919.30)
Foreign currency gain/(loss)	(4,997.57)
Interest income	7,334.81

Total Income	538,446.32

EXPENSES

Management fees	20,315.03
Incentive fees	121,843.19

Total Expenses	142,158.22

Net Income (Loss)	$396,288.10

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	401,895.68038	$50,920,488.28	126.70
Current month additions	14,759.73877	1,877,226.85
Current month redemptions	(7,511.09517)	(961,821.19)
Net Income (loss) for current month		396,288.10

Net Asset Value, end of current month	409,144.32398	$52,232,182.04	127.66

	Monthly rate of return		0.76%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner Equinox Fund Management LLC 1660 Lincoln Street, Suite 100 Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 2

THE FRONTIER FUND BALANCED SERIES - 2A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2008

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(7,832.24)
Unrealized trading gain/(loss)	28,313.17
Less: commissions	(1,034.60)
Less: FCM fees	(1,055.77)
Foreign currency gain/(loss)	(170.54)
Interest income	1,459.66

Total Income	19,679.68
EXPENSES

Trading Fee	1,866.47
Management fees	1,073.70
Incentive fees	4,294.06

Total Expenses	7,234.23

Net Income (Loss)	$12,445.45

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	16,318.32337	$1,760,930.27	107.91
Current month additions	760.08313	82,500.00
Current month redemptions	—	—
Net Income (loss) for current month		12,445.45

Net Asset Value, end of current month	17,078.40650	$1,855,875.72	108.67

	Monthly rate of return		0.70%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner Equinox Fund Management LLC 1660 Lincoln Street, Suite 100 Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 2A

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2008

(Unaudited)

INCOME				Current Period

Realized trading gain/(loss)				$(1,448,335.54)
Unrealized trading gain/(loss)				1,514,706.57
Less: commissions				(1,592.99)
Less: FCM fees				(3,601.50)
Foreign currency gain/(loss)				50,990.97
Interest income				1,563.42

	Total Income			113,730.93

EXPENSES

Management fees				18,002.05
Incentive fees				11,653.91

	Total Expenses			29,655.96

	Net Income (Loss)			$84,074.97

STATEMENT OF CHANGES IN NET ASSET VALUE
		Units	Dollars	$’s per unit
Net Asset Value, end of prior month		58,826.07841	$6,309,157.66	107.25
Current month additions		972.83162	106,500.00
Current month redemptions		(1,667.00242)	(181,925.46)
Net Income (loss) for current month			84,074.97

Net Asset Value, end of current month		58,131.90761	$6,317,807.17	108.68

		Monthly rate of return		1.33%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                       /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2008

(Unaudited)

INCOME				Current Period

Realized trading gain/(loss)				$(95,719.86)
Unrealized trading gain/(loss)				(1,180,984.99)
Net change in inter-series payables				1,089,497.41
Less: FCM fees				(10,257.50)
Interest income				2,202.61

	Total Income			(195,262.33)

EXPENSES

Management fees				8,829.94
Incentive fees				—

	Total Expenses			8,829.94

	Net Income (Loss)			$(204,092.27)

STATEMENT OF CHANGES IN NET ASSET VALUE
		Units	Dollars	$’s per unit
Net Asset Value, end of prior month		24,566.40552	$2,850,945.74	116.05
Current month additions		630.62645	73,000.00
Current month redemptions		(2,031.73937)	(219,429.29)
Net Income (loss) for current month			(204,092.27)

Net Asset Value, end of current month		23,165.29260	$2,500,424.18	107.94

		Monthly rate of return		-6.99%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

                                         /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2008

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(46,875.81)
Unrealized trading gain/(loss)	(159,535.78)
Less: commissions	(9,169.15)
Less: FCM fees	(4,439.18)
Foreign currency gain/(loss)	(227.73)
Interest income	15,277.35

Total Income	(204,970.30)

EXPENSES

Management fees	31,103.91
Incentive fees	21,090.41

Total Expenses	52,194.32

Net Income (Loss)	$(257,164.62)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	87,366.52985	$10,105,837.52	115.67
Current month additions	5,560.12058	631,647.82
Current month redemptions	(304.46333)	(34,648.38)
Net Income (loss) for current month		(257,164.62)

Net Asset Value, end of current month	92,622.18710	$10,445,672.34	112.78

	Monthly rate of return		-2.50%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long/Short Commodity Series 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2008

(Unaudited)

Current Period
INCOME

Realized trading gain/(loss)	$(3,855,662.19)
Unrealized trading gain/(loss)	3,812,141.48
Less: commissions	(2,637.81)
Less: FCM fees	(4,565.54)
Foreign currency gain/(loss)	128,040.68
Interest income	2,361.74

Total Income	79,678.36

EXPENSES

Management fees	22,819.92
Incentive fees	(1,203.53)

Total Expenses	21,616.39

Net Income (Loss)	$58,061.97

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	83,861.47238	$9,762,132.13	116.41
Current month additions	9,139.25774	1,074,834.48
Current month redemptions	(67.66529)	(8,088.21)
Net Income (loss) for current month		58,061.97

Net Asset Value, end of current month	92,933.06483	$10,886,940.37	117.15

	Monthly rate of return		0.64%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton/Graham Series 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2008

(Unaudited)

INCOME			Current Period

Realized trading gain/(loss)			$(120,861.35)
Unrealized trading gain/(loss)			72,197.36
Less: commissions			(1,420.78)
Less: FCM fees			(4,741.84)
Foreign currency gain/(loss)			(2,000.34)
Interest income			3,024.77

	Total Income		(53,802.18)

EXPENSES
Management fees			18,967.30
Incentive fees			10,570.69

	Total Expenses		29,537.99

	Net Income (Loss)		$(83,340.17)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	85,333.18634	$10,793,942.85	126.49
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		(83,340.17)

Net Asset Value, end of current month	85,333.18634	$10,710,602.68	125.52

	Monthly rate of return		-0.77%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2008

(Unaudited)

INCOME			Current Period
Realized trading gain/(loss)			$(124,632.42)
Unrealized trading gain/(loss)			3,175.54
Less: commissions			—
Less: FCM fees			(456.12)
Foreign currency gain/(loss)			—
Interest income			1,537.44

	Total Income		(120,375.56)

EXPENSES
Management fees			1,140.34
Incentive fees			—

‘	Total Expenses		1,140.34

	Net Income (Loss)		$(121,515.90)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	8,605.05457	$1,103,982.42	128.29
Current month additions	212.07706	25,000.00
Current month redemptions	(53.43144)	(6,531.44)
Net Income (loss) for current month		(121,515.90)

Net Asset Value, end of current month	8,763.70019	$1,000,935.08	114.21

	Monthly rate of return		-10.98%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long Only Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2008

(Unaudited)

INCOME			Current Period
Realized trading gain/(loss)			$(7,723.97)
Unrealized trading gain/(loss)			(14,687.05)
Less: commissions			(208.22)
Less: FCM fees			(315.09)
Foreign currency gain/(loss)			(131.58)
Interest income			1,083.93

	Total Income		(21,981.98)

EXPENSES
Management fees			1,259.67
Incentive fees			—

	Total Expenses		1,259.67

	Net Income (Loss)		$(23,241.65)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	5,931.95037	$657,386.74	110.82
Current month additions	1,058.59356	122,500.00
Current month redemptions	(24.22923)	(2,838.93)
Net Income (loss) for current month		(23,241.65)

Net Asset Value, end of current month	6,966.31470	$753,806.16	108.21

	Monthly rate of return		-2.36%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Managed Futures Index Series 2